EXHIBIT 10(B)

                           EMPLOYEE AWARD AGREEMENT
                               RESTRICTED STOCK
                                  PURSUANT TO
         THE BOMBAY COMPANY, INC. 1996 LONG-TERM INCENTIVE STOCK PLAN

      This Award Agreement (the "Agreement") is made effective as of the 7rd day of June 2005 (the "Date of Grant"), between THE BOMBAY COMPANY, INC., a Delaware corporation (the "Company"), and JAMES D. CARREKER, an employee of the Company or one of its subsidiaries (the "Employee").

                                   RECITALS

      A. The Company and Employee are parties to that certain Employment Agreement, dated August 20, 2003 (the Employment Agreement"), whereby Employee may from time to time receive grants of restricted shares of the Company's $1.00 par value common stock (the "Shares"). Capitalized terms used in this Agreement but not defined herein shall have the meanings given to them under the Employment Agreement.

      B. The Company desires to carry out the purposes of The Bombay Company, Inc. 1996 Long Term Incentive Stock Plan (the "Plan") and the Employment Agreement by affording Employee the opportunity to obtain Shares in accordance with the terms of this Agreement.

                                   AGREEMENT

      NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Grant of Award. The Company hereby grants to Employee the right to receive an aggregate of 120,538 Shares, such Shares being subject to adjustment as provided in paragraph 8 hereof, and on the terms and conditions herein set forth (the "Award"). The Shares granted pursuant to this Award are granted as restricted stock (the "Restricted Shares"). The initial 96,430 Restricted Shares included in the Award shall be referred to herein as "Regular Restricted Shares" and the remaining 24,108 Restricted Shares shall be referred to herein as "Bonus Restricted Shares."

      2. Restricted Period. This Award of Restricted Shares shall be subject to the following vesting period: One years from the Date of Grant as to all 120,538 Restricted Shares.

      3. Purchase Price. The purchase price of the Restricted Shares shall be $0.00 per Share. For purposes of the Award, the fair market value of such Shares on the Date of Grant is acknowledged to be $5.94 per share.

      4. Delivery of Shares. Upon satisfaction and completion of the applicable vesting period as set forth in paragraph 2 and any other conditions prescribed by the Company as set forth in this Agreement, if any, the restrictions applicable to the specified quantity of Restricted Shares shall lapse and a stock certificate for that number of Restricted Shares which have vested shall be delivered to Employee, free of all restrictions imposed by the Plan or this Agreement.

      5. Forfeiture. If the Restricted Shares granted pursuant to this Award have not vested in accordance with Paragraph 2 at the time of Employee's termination of employment with the Company, then:

            (a) If Employee is terminated for Cause or resigns without Company Breach, all Restricted Shares shall be forfeited.

            (b) If Employee is terminated without Cause, or on account of his death or permanent disability, or if Employee resigns upon Company Breach, then (i) all Regular Restricted Shares shall immediately vest and shall cease to be subject to the restrictions imposed by the Plan and this Agreement and shall be distributed to Employee or his estate (as applicable) as promptly as practicable and (ii) all Bonus Restricted Shares shall be forfeited; provided, however, that if the effective date of the employee's termination or resignation is less than one year after the Date of Grant, then Employee shall only be entitled to receive a prorated amount of the Regular Restricted Shares equal to the product of
      (A) the total number of Regular Restricted Shares awarded to Employee pursuant to this Agreement multiplied by (B) a fraction, the numerator of which is equal to the number of days elapsed since the Date of Grant, and the denominator of which is equal to three hundred sixty-five (365).

      6.    Taxes.   The payment of withholding tax liability by Employee shall be a condition precedent to the Company's obligation to issue any certificates for Restricted Shares resulting from this Award.

      7.    Acceleration of Delivery Dates.   Notwithstanding the provisions of
paragraph 2 above relating to the vesting period, at any time prior to the fourth anniversary of the Date of Grant, if (a) the Company's annual earnings per share, measured as of the end of the Company's fiscal year, equals or exceeds fifty cents ($0.50) per share, the Restricted Shares shall be 100% vested effective with the public announcement of such earnings; or (b) if (i) a Change of Control occurs and (ii) within one year thereafter, Employee's employment with the Company terminates for any reason other than (A) termination for Cause or (B) resignation by Employee without Company Breach, then all Restricted Shares shall become free of the restrictions imposed by the Plan and this Agreement and shall be distributed to Employee as promptly as practicable.

      8. Adjustments of Shares Subject to Award. If any Shares shall at any time be changed or exchanged by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares or a dividend payable in stock, then the aggregate number of Restricted Shares subject to this Agreement (as well as the classification of such shares as Regular Restricted Shares or Bonus Restricted Shares) shall be automatically adjusted such that Employee's proportionate interest shall be maintained as before the occurrence of such event. The determination of any such adjustment by the Committee (as defined in the Plan) shall be final, binding and conclusive.

      9. No Contract. This Agreement does not constitute a contract for employment and shall not affect the right of the Company to terminate Employee's employment for any reason whatsoever.

      10.   Restrictions on Transfer.    None of the Restricted Shares may be
sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the satisfaction of all restrictions prescribed by the Company with respect to the Restricted Shares.

      11. Restriction on Issuance of Shares. The Company shall not be required to issue or deliver any certificates for Shares covered by an Award prior to the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, and the completion of any registration or other qualification of such Shares under any state or federal law or ruling or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. In addition, if shares reserved for issuance upon exercise of Awards shall not then be registered under the Securities Act of 1933, the Company may, upon Employee's receipt of an Award, require Employee or his permitted transferee to represent in writing that the Shares being acquired are for investment and not with a view to distribution, and may mark the certificate for the Shares with a legend restricting transfer and may issue stop transfer orders relating to such certificate to the transfer agent.

      12. Lapse of Award. The Agreement shall be null and void in the event Employee shall fail to sign and return a counterpart hereof to the Company within thirty (30) days of its delivery to Employee.

      13. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

      14. Governing Instrument and Law. This Award and any Shares issued hereunder shall in all respects be governed by the terms and provisions of the Plan, and by the laws of the State of Texas, and in the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Moreover, in the event of a conflict between the terms of this Agreement and the Employment Agreement, the terms of the Employment Agreement shall control.

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                            SIGNATURE PAGE FOLLOWS





      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.


                                 THE BOMBAY COMPANY, INC.


                                    By: /S/ MICHAEL J. VEITENHEIMER
                                    Michael J. Veitenheimer
                                    Vice President, Secretary and General
                                    Counsel


Accepted and Agreed:

/S/ JAMES D. CARREKER                Date: June 7, 2005
James D. Carreker